SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2004

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	005-79915	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Pacific Center Blvd. San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (858) 373-1600

Item 7.01.	Regulation FD Disclosure.

InfoSonics Corporation intends to present or distribute the materials attached as Exhibit 99.1 from time to time on and after September 9, 2004.  The Company undertakes no obligation to update, supplement or amend the materials attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this report (including the exhibit) shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This report does not constitute a determination of whether any information included in this report is material

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Presentation materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2004	INFOSONICS CORPORATION

	By:	/s/ Joseph Ram
Joseph Ram
Chief Executive Officer